Exhibit 99.1

Consent to be Named in Registration Statement

I, Cynthia Todd Jamison, do hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended (the “Act”) to be named in the Registration Statement on Form S−1 under the Act for B&G Foods Holdings Corp. (the “Company”) (SEC File No. 333−112680) as about to become a director of the Company (both before and after the contemplated merger of B&G Foods, Inc. with and into the Company).

April 30, 2004

/s/ CYNTHIA TODD JAMISON
Cynthia Todd Jamison